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                                    Fulbright & Jaworski
                                    666 Fifth Avenue
                                    New York, NY  10103

May 15, 1996

Life Technologies, Inc.
8717 Grovemont Circle
Gaithersburg, Maryland  20877

Dear Sirs:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Life Technologies, Inc. (the "Company"), relating to an aggregate of 575,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), to be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan and the Company's Non-Employee Directors' Annual Retainer Stock Plan (collectively, the "Plans").

     As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plans and that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the Plans in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. This consent is not be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                             Very truly yours,

                                             /s/ Fulbright & Jaworski L.L.P.
                                             -------------------------------
                                             FULBRIGHT & JAWORSKI L.L.P.